Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Harvey Kamil	Carl Hymans
NBTY, Inc.	G.S. Schwartz & Co.
President and Chief Financial Officer	212-725-4500
631-200-2020	carlh@schwartz.com

NBTY REPORTS THIRD QUARTER RESULTS

RONKONKOMA, N.Y. — July 28, 2010 - NBTY, Inc. (NYSE: NTY) (www.NBTY.com), a leading global manufacturer and marketer of nutritional supplements, today announced results for the fiscal third quarter and nine months ended June 30, 2010.

For the fiscal third quarter ended June 30, 2010, net sales were $696 million, compared to $652 million for the fiscal third quarter ended June 30, 2009, an increase of $44 million or 7%.  Net income for the fiscal third quarter ended June 30, 2010 was $66 million, or $1.03 per diluted share, compared to net income of $46 million, or $0.73 per diluted share, for the fiscal third quarter ended June 30, 2009.

Net income for the fiscal third quarter of 2010 reflects greater sales and overall higher gross profits.  The overall gross profit percentage for the fiscal third quarter of 2010 increased 3% to 48% from 45% for the fiscal third quarter of 2009.  Net income for the fiscal third quarter of 2009 includes an aggregate after-tax impact of $0.17 per diluted share for certain non-recurring expenses.

Net income for the fiscal third quarter of 2010 benefited from the Company’s increased television advertising in the second fiscal quarter to support its Nature’s Bounty, Osteo Bi Flex, Ester C and Pure Protein brands. The Company expects its branded sales for the remainder of fiscal 2010 to benefit from the additional advertising.

Adjusted EBITDA for the fiscal third quarter of 2010 was $125 million, compared to $109 million for the fiscal third quarter of 2009.  The Company’s balance sheet continues to be

strong and well capitalized.  During the first nine months of fiscal 2010, the Company repaid $43 million of its long term debt.   At June 30, 2010, the Company’s working capital was $831 million, which included $294 million in cash or equivalents, total assets were $2 billion, and $325 million remained undrawn and available under the Company’s Revolving Credit Facility.

For the nine months ended June 30, 2010, net sales were $2.2 billion compared to $1.9 billion for the nine months ended June 30, 2009, an increase of $244 million or 13%.  Net income for the nine months ended June 30, 2010, was $188 million, or $2.94 per diluted share, compared to net income of $82 million, or $1.31 per diluted share, for the nine months ended June 30, 2009.

Adjusted EBITDA for the nine months ended June 30, 2010 was $372 million, compared to $225 million for the nine months ended June 30, 2009.

OPERATIONS FOR THE FISCAL THIRD QUARTER ENDED JUNE 30, 2010

Net sales for the Wholesale/US Nutrition division, which markets various branded products,  including Nature’s Bounty, Osteo Bi-Flex, Rexall, Sundown,  Ester-C, Pure Protein, Solgar, and private label products, increased $38 million, or 10%, to $435 million.  Overall gross profit for the Wholesale/US Nutrition division was 39% for the fiscal third quarter of 2010, compared with 33% for the fiscal third quarter of 2009, a 6% increase.  NBTY’s branded products, which have higher gross profit margins than the Company’s private label products, continued to represent a larger part of the wholesale business.  Private label sales, which have lower gross profits, accounted for 36% of wholesale sales in the fiscal third quarter of 2010.

Pressure from competition in the private label business continued in this fiscal quarter, but was offset in part, by increased branded sales and improved supply chain management.  We anticipate continued competitive pressures in private label for the remainder of this fiscal year.

The Nielsen Company tracks industry-wide sales of vitamins, minerals, herbs and other supplements in the food, drug and mass market sectors.  For the thirteen week period ended July 3, 2010, Nielsen reported an increase in the entire category of 9.8%.  According to Nielsen, for that same period, the Company’s Wholesale brands increased 20.8%.

The Wholesale/US Nutrition division utilizes valuable consumer preference sales data generated by the Company’s Vitamin World retail stores and Puritan’s Pride Direct Response/E-Commerce operations to empower its wholesale customers with this latest data.  The Vitamin World stores are used as a laboratory for new ideas and are an effective tool in determining and monitoring consumer preferences.  This information, as well as scanned sales data from the Vitamin World stores is shared on a real time basis with our wholesale customers to give them a competitive advantage.

Net sales for the North American Retail division, comprised of Vitamin World Stores in the United States and LeNaturiste stores in Canada, were $53 million, a 3% increase from the prior like quarter.   Same store sales were also up 2% for the fiscal third quarter of 2010.  The modernization of the Vitamin World stores has continued.

During the fiscal third quarter of 2010, the North American Retail division opened 5 new stores and closed 2 stores.  At the end of the fiscal third quarter of 2010, the North American Retail division operated a total of 534 stores, consisting of 451 Vitamin World stores in the United States and 83 LeNaturiste stores in Canada.

European Retail net sales for the fiscal third quarter ended June 30, 2010 were $152 million, a 1% increase compared to $151 million for the prior like quarter.   In local currency (British Pound Sterling), European Retail net sales increased 5% and same store sales increased 1%.  The Company has continued to integrate the Julian Graves operations into its European Retail Division. During this fiscal quarter, 24 Julian Graves stores were converted into Holland & Barrett or GNC stores.

The European Retail division continues to leverage its premier status, high street locations and brand awareness to generate these results. At June 30, 2010, the European Retail division consisted of 586 Holland & Barrett stores, 296 Julian Graves stores and 43 GNC stores in the UK, 29 Nature’s Way stores in Ireland, and 88 DeTuinen stores in the Netherlands, for a total of 1,042 stores in Europe and 8 Holland & Barrett franchised stores in South Africa, Singapore and Malta.

Net sales from Direct Response/E-Commerce operations for the fiscal third quarter of 2010 increased 7% to $57 million from $53 million for the fiscal third quarter of 2009.  As this division varies its promotional strategy throughout the fiscal year, its results should be viewed on an annual and not quarterly basis.  Puritan’s Pride is the leader in the Direct Response and E-Commerce sectors and continues to increase the number of products available via its catalog and web sites. On-line sales were 56% of total sales for the fiscal third quarter of 2010, compared with 51% for the prior comparable quarter.

NBTY Chairman and CEO, Scott Rudolph, said: “We are pleased to report another quarter of strong sales growth and overall gross profit improvement.  We are furthering our initiatives to increase sales, and improve supply chain management as part of our strategic efforts to meet the challenge of the competitive nature of the business.  We are confident of our ability to maintain global leadership in the nutritional supplement industry.”

ABOUT NBTY, INC.

NBTY is a leading global vertically integrated manufacturer, marketer and distributor of a broad line of high-quality, value-priced nutritional supplements in the United States and throughout the world. Under a number of NBTY and third party brands, the Company offers over 22,000 products, including products marketed by the Company’s Nature’s Bounty® (www.NaturesBounty.com), Vitamin World® www.VitaminWorld.com), Puritan’s Pride® (www.Puritan.com), Holland & Barrett® (www.HollandAndBarrett.com), Rexall® (www.Rexall.com), Sundown® (www.SundownNutrition.com), MET-Rx® (www.MetRX.com), Worldwide Sport Nutrition® (www.SportNutrition.com), American Health® (www.AmericanHealthUS.com), GNC (UK)® (www.GNC.co.uk), DeTuinen® (www.DeTuinen.nl), LeNaturiste™ (www.LeNaturiste.com), SISU® (www.SISU.com, Solgar® (www.Solgar.com), Good ‘n’ Natural® (www.goodnnatural.com), Home Health™ (www.homehealthus.com), Julian Graves, Ester-C® (www.Ester- C. com) and Natural Wealth (www.naturalwealth.com) brands. NBTY routinely posts information that may be important to investors on its web site.

This release refers to non-GAAP financial measures, such as Adjusted EBITDA.  “Adjusted EBITDA” is defined as net income, excluding the aggregate amount of all non-cash losses reducing net income, plus interest, taxes, depreciation and amortization.  This non-GAAP financial measure is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  A reconciliation of the non-GAAP measure to the comparable GAAP measure is included in the attached financial tables.  Management believes the presentation of Adjusted EBITDA is relevant and useful because Adjusted EBITDA is a measurement industry analysts utilize when evaluating NBTY’s operating performance.  Management also believes Adjusted EBITDA enhances an investor’s understanding of NBTY’s results of operations because it measures NBTY’s operating performance exclusive of interest and non-cash charges for depreciation and amortization.  Management also provides this non-GAAP measurement as a way to help investors better understand its core operating performance, enhance comparisons of NBTY’s core operating performance from period to period and to allow better comparisons of NBTY’s operating performance to that of its competitors.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business.  These forward-looking statements can be identified by the use of terminology such as “subject to,” “believe,” “expects,” “plan,” “project,” “estimate,” “intend,” “may,” “will,” “should,” “can,” or “anticipates,” or the negative thereof, or variations thereon, or comparable terminology, or by discussions of strategy.   Although all of these forward looking statements are believed to be reasonable, they are inherently uncertain.  Factors which may materially affect such forward-looking statements include: (i) slow or negative growth in the nutritional supplement industry; (ii) interruption of business or negative impact on sales and earnings due to acts of God, acts of war, terrorism, bio-terrorism, civil unrest or disruption of mail service; (iii) adverse publicity regarding nutritional supplements; (iv) inability to retain customers of companies (or mailing lists) recently acquired; (v) increased competition; (vi) increased costs; (vii) loss or retirement of key members of management; (viii) increases in the cost of borrowings and/or unavailability of additional debt or equity capital; (ix) unavailability of, or inability to consummate, advantageous acquisitions in the future, including those that may be subject to bankruptcy approval or the inability of NBTY to integrate acquisitions into the mainstream of its business; (x) changes in general worldwide economic and political conditions in the markets in which NBTY may compete from time to time; (xi) the inability of NBTY to gain and/or hold market share of its wholesale and/or retail customers anywhere in the world; (xii) unavailability of electricity in certain geographical areas; (xiii) the inability of NBTY to obtain and/or renew insurance and/or the costs of the same; (xiv) exposure to and expense of defending and resolving product liability and intellectual property claims and other litigation; (xv) the ability of NBTY to successfully implement its business strategy; (xvi) the inability of NBTY to manage its retail, wholesale, manufacturing and other operations efficiently; (xvii) consumer acceptance of NBTY’s products; (xviii) the inability of NBTY to renew leases for its retail locations; (xix) the inability of NBTY’s retail stores to attain or maintain profitability; (xx) the absence of clinical trials for many of NBTY’s products; (xxi) sales and earnings volatility and/or trends for the Company and its market segments; (xxii) the efficacy of NBTY’s Internet and on-line sales and marketing strategies; (xxiii) fluctuations in foreign currencies, including the British pound, the Euro and the Canadian dollar; (xxiv) import-export controls on sales to foreign countries; (xxv) the inability of NBTY to secure favorable new sites for, and delays in opening, new retail and manufacturing locations; (xxvi) introduction of and compliance with new federal, state, local or foreign legislation or regulation or adverse determinations by regulators anywhere in the world (including the banning of products) and more particularly Good Manufacturing Practices in the United States, the Food Supplements Directive and Traditional Herbal Medicinal Products Directive in Europe and Section 404 requirements of the Sarbanes-Oxley Act of 2002; (xxvii) the mix of NBTY’s products and the profit margins thereon; (xxviii) the availability and pricing of raw materials; (xxix) risk factors discussed in NBTY’s filings with the U.S. Securities and Exchange Commission; (xxx) adverse effects on NBTY as a result of increased energy prices and potentially reduced traffic flow to NBTY’s retail locations; (xxxi) adverse tax determinations; (xxxii) the loss of a significant customer of the Company; (xxxiii) potential investment losses as a result of liquidity conditions; and (xxxiv) other factors beyond the Company’s control.

Readers are cautioned not to place undue reliance on forward-looking statements. NBTY cannot guarantee future results, trends, events, levels of activity, performance or achievements. NBTY does not undertake and specifically declines any obligation to update, republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events.

Consequently, such forward-looking statements should be regarded solely as NBTY’s current plans, estimates and beliefs.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Merger, the Company will prepare a proxy statement to be filed with the SEC.  When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to NBTY, Inc, Attn: General Counsel, 2100 Smithtown Avenue, Ronkonkoma, New York 11779, telephone: (631) 567-9500, or from the Company’s website, http://www.nbty.com.

PARTICIPANTS IN SOLICITATION

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger.  Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on January 15, 2010.  Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.

(TABLES FOLLOW)

NBTY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(In thousands, except per share amounts)

	Three months
	ended June 30,
	2010	2009

Net sales	$695,856	$651,707

Costs and expenses:
Cost of sales	363,355	359,240
Advertising, promotion and catalog	37,003	23,570
Selling, general and administrative	192,118	182,618
IT project termination costs	—	10,127
	592,476	575,555

Income from operations	103,380	76,152

Other income (expense):
Interest	(7,312)	(8,402)
Miscellaneous, net	68	3,396
	(7,244)	(5,006)

Income before provision for income taxes	96,136	71,146

Provision for income taxes	29,953	25,229

Net income	$66,183	$45,917

Net income per share:
Basic	$1.04	$0.74
Diluted	$1.03	$0.73

Weighted average common shares outstanding:
Basic	63,378	61,796
Diluted	64,139	63,264

NBTY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(In thousands, except per share amounts)

	Nine months
	ended June 30,
	2010	2009

Net sales	$2,152,167	$1,907,813

Costs and expenses:
Cost of sales	1,155,470	1,091,386
Advertising, promotion and catalog	116,682	87,889
Selling, general and administrative	575,443	553,177
IT project termination costs	—	18,774
	1,847,595	1,751,226

Income from operations	304,572	156,587

Other income (expense):
Interest	(22,984)	(26,780)
Miscellaneous, net	2,613	(1,959)
	(20,371)	(28,739)

Income before provision for income taxes	284,201	127,848

Provision for income taxes	95,776	45,386

Net income	$188,425	$82,462

Net income per share:
Basic	$2.99	$1.34
Diluted	$2.94	$1.31

Weighted average common shares outstanding:
Basic	63,014	61,665
Diluted	64,087	63,124

	NET SALES
	(Unaudited)
	THREE MONTHS ENDED
	JUNE 30,
			Percentage
(In thousands)	2010	2009	Change

Wholesale / US Nutrition	$434,592	$396,162	10%

North American Retail	52,543	51,223	3%

European Retail	152,051	151,293	1%

Direct Response / E-Commerce	56,670	53,029	7%

Total	$695,856	$651,707	7%

	GROSS PROFIT
	PERCENTAGES
	(Unaudited)
	THREE MONTHS ENDED
	JUNE 30,
			Increase
	2010	2009	- Decrease

Wholesale / US Nutrition	39%	33%	6%

North American Retail	67%	67%	0%

European Retail	62%	61%	1%

Direct Response / E-Commerce	63%	64%	-1%

Total	48%	45%	3%

	NET SALES
	(Unaudited)
	NINE MONTHS ENDED
	JUNE 30,
			Percentage
(In thousands)	2010	2009	Change

Wholesale / US Nutrition	$1,332,280	$1,152,930	16%

North American Retail	158,770	151,577	5%

European Retail	487,059	441,757	10%

Direct Response / E-Commerce	174,058	161,549	8%

Total	$2,152,167	$1,907,813	13%

	GROSS PROFIT
	PERCENTAGES
	(Unaudited)
	NINE MONTHS ENDED
	JUNE 30,
			Increase
	2010	2009	- Decrease

Wholesale / US Nutrition	36%	29%	7%

North American Retail	67%	67%	0%

European Retail	62%	62%	0%

Direct Response / E-Commerce	62%	62%	0%

Total	46%	43%	3%

ADJUSTED EBITDA**

Reconciliation of GAAP Measures to Non-GAAP Measures

(Unaudited)

(In thousands)

	THREE MONTHS ENDED JUNE 30, 2010
	Pretax Income (Loss)	Depreciation and amortization	Interest	Non-cash charges	Adjusted EBITDA**

Wholesale / US Nutrition	$82,537	$3,642	$—	$3,606	$89,785

North American Retail	3,955	613	—	63	4,631

European Retail	20,401	3,316	—	148	23,865

Direct Response / E-Commerce	15,440	1,143	—	15	16,598

Segment Results	122,333	8,714	—	3,832	134,879

Corporate / Manufacturing	(26,197)	7,598	7,312	1,397	(9,890)

Total	$96,136	$16,312	$7,312	$5,229	$124,989

	THREE MONTHS ENDED JUNE 30, 2009
	Pretax Income (Loss)	Depreciation and amortization	Interest	Non-cash charges	Adjusted EBITDA**

Wholesale / US Nutrition	$61,905	$3,681	$—	$24	$65,610

North American Retail	(2,274)	758	—	5,560	4,044

European Retail	14,070	3,634	—	5,591	23,295

Direct Response / E-Commerce	18,166	1,245	—	790	20,201

Segment Results	91,867	9,318	—	11,965	113,150

Corporate / Manufacturing	(20,721)	7,486	8,402	832	(4,001)

Total	$71,146	$16,804	$8,402	$12,797	$109,149

**   SINCE ADJUSTED EBITDA IS NOT A MEASURE OF PERFORMANCE CALCULATED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”), IT SHOULD NOT BE CONSIDERED IN ISOLATION OF, OR AS A SUBSTITUTE FOR OR SUPERIOR TO, OTHER MEASURES OF FINANCIAL PERFORMANCE PREPARED IN ACCORDANCE WITH GAAP, SUCH AS OPERATING INCOME, NET INCOME AND CASH FLOWS FROM OPERATING ACTIVITIES.  IN ADDITION, THE COMPANY’S DEFINITION OF ADJUSTED EBITDA IS NOT NECESSARILY COMPARABLE TO SIMILARLY TITLED MEASURES REPORTED BY OTHER COMPANIES.

ADJUSTED EBITDA**

Reconciliation of GAAP Measures to Non-GAAP Measures

(Unaudited)

(In thousands)

	NINE MONTHS ENDED JUNE 30, 2010
	Pretax Income (Loss)	Depreciation and amortization	Interest	Non-cash charges	Adjusted EBITDA**

Wholesale / US Nutrition	$224,229	$10,973	$—	$9,284	$244,486

North American Retail	6,479	1,944	—	184	8,607

European Retail	80,924	10,400	—	474	91,798

Direct Response / E-Commerce	49,841	3,555	—	57	53,453

Segment Results	361,473	26,872	—	9,999	398,344

Corporate / Manufacturing	(77,272)	23,199	22,984	4,365	(26,724)

Total	$284,201	$50,071	$22,984	$14,364	$371,620

	NINE MONTHS ENDED JUNE 30, 2009
	Pretax Income (Loss)	Depreciation and amortization	Interest	Non-cash charges	Adjusted EBITDA**

Wholesale / US Nutrition	$110,968	$10,991	$—	$(3)	$121,956

North American Retail	(4,160)	2,255	—	5,607	3,702

European Retail	60,559	10,598	—	5,681	76,838

Direct Response / E-Commerce	38,119	3,777	—	5,413	47,309

Segment Results	205,486	27,621	—	16,698	249,805

Corporate / Manufacturing	(77,638)	23,983	26,780	1,836	(25,039)

Total	$127,848	$51,604	$26,780	$18,534	$224,766

**   SINCE ADJUSTED EBITDA IS NOT A MEASURE OF PERFORMANCE CALCULATED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”), IT SHOULD NOT BE CONSIDERED IN ISOLATION OF, OR AS A SUBSTITUTE FOR OR SUPERIOR TO, OTHER MEASURES OF FINANCIAL PERFORMANCE PREPARED IN ACCORDANCE WITH GAAP, SUCH AS OPERATING INCOME, NET INCOME AND CASH FLOWS FROM OPERATING ACTIVITIES.  IN ADDITION, THE COMPANY’S DEFINITION OF ADJUSTED EBITDA IS NOT NECESSARILY COMPARABLE TO SIMILARLY TITLES MEASURES REPORTED BY OTHER COMPANIES.

NBTY, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	June 30,	September 30,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$293,632	$106,001
Accounts receivable, net	146,233	155,863
Inventories	642,305	658,534
Deferred income taxes	27,912	28,154
Other current assets	51,369	49,999
Total current assets	1,161,451	998,551

Property, plant and equipment, net	367,661	373,817
Goodwill	332,805	339,099
Intangible assets, net	198,569	214,139
Other assets	19,304	34,615

Total assets	$2,079,790	$1,960,221

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$70,791	$38,893
Accounts payable	105,737	128,485
Accrued expenses and other current liabilities	154,120	156,734
Total current liabilities	330,648	324,112

Long-term debt, net of current portion	361,830	437,629
Deferred income taxes	40,198	36,422
Other liabilities	33,906	34,233
Total liabilities	766,582	832,396

Commitments and contingencies

Stockholders’ equity:

Common stock, $0.008 par; authorized 175,000 shares; issued and outstanding 63,411 and 61,874 shares at June 30, 2010 and September 30, 2009, respectively	507	495
Capital in excess of par	167,602	145,885
Retained earnings	1,173,222	984,797
Accumulated other comprehensive income	(28,123)	(3,352)
Total stockholders’ equity	1,313,208	1,127,825

Total liabilities and stockholders’ equity	2,079,790	$1,960,221

NBTY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Nine months
	ended June 30,
	2010	2009
Cash flows from operating activities:
Net income	$188,425	$82,462
Adjustments to reconcile net income to cash provided by operating activities:
Impairments and disposals of assets	10,033	4,520
IT project termination costs	—	16,521
Depreciation and amortization	50,071	51,604
Foreign currency transaction loss	1,312	5,113
Stock-based compensation	5,308	2,013
Amortization of deferred charges	1,093	951
Allowance for doubtful accounts	1,977	(366)
Inventory reserves	3,317	5,666
Deferred income taxes	2,048	888
Excess income tax benefit from exercise of stock options	(6,097)	(55)
Changes in operating assets and liabilities:
Accounts receivable	8,770	(11,129)
Inventories	6,445	(63,228)
Other assets	12,036	9,162
Accounts payable	(21,358)	(7,061)
Accrued expenses and other liabilities	7,335	(8,915)
Net cash provided by operating activities	270,715	88,146

Cash flows from investing activities:
Purchase of property, plant and equipment	(40,358)	(38,584)
Cash paid for acquisitions	(11,875)	(264)
Proceeds from sale of investments	2,000	—
Escrow refund, net of purchase price adjustments	—	14,460
Net cash used in investing activities	(50,233)	(24,388)

Cash flows from financing activities:
Principal payments under long-term debt agreements and capital leases	(42,992)	(25,176)
Proceeds from borrowings under the Revolving Credit Facility	—	95,000
Principal payments under the Revolving Credit Facility	—	(155,000)
Excess income tax benefit from exercise of stock options	6,097	55
Proceeds from stock options exercised	10,324	1,437
Net cash used in financing activities	(26,571)	(83,684)

Effect of exchange rate changes on cash and cash equivalents	(6,280)	(437)

Net increase (decrease) in cash and cash equivalents	187,631	(20,363)

Cash and cash equivalents at beginning of period	106,001	90,180

Cash and cash equivalents at end of period	$293,632	$69,817